EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 28, 2009 included in Amendment No. 2 to the Registration Statement on Form S-1 of Black Tusk Minerals Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 20, 2009